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                                                                    Exhibit 23.1

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Onyx Software Corporation:

We consent to the incorporation by reference in registration statements
(Nos. 333-50428, 333-105769 and 333-103230) on Form S-3 and registration statements (Nos. 333-72235, 333-55414, and 333-63214) on Form S-8 of Onyx
Software Corporation of our report dated January 30, 2004, with respect to the consolidated balance sheets of Onyx Software Corporation as of December 31, 2002 and 2003 and the related consolidated statements of operations, shareholders' equity and comprehensive loss, and cash flows for the years then ended and the related 2002 and 2003 financial statement schedule, which report appears in the December 31, 2003 annual report on Form 10-K of Onyx Software Corporation. Our report refers to a change in the method of accounting for goodwill and other intangible assets.

                                                                    /s/ KPMG LLP


Seattle, Washington
March 12, 2004